[COVER PAGE]

                    SCHEDULE 14A INFORMATION

  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
SECURITIES
            EXCHANGE ACT OF 1934 (AMENDMENT NO.    )

Filed by the Registrant  /x/   Filed by a Party other than
                               the Registrant   / /

Check the appropriate box:
/ /Preliminary Proxy Statement  / /Confidential, for Use of
                                   the
/x/  Definitive Proxy Statement    Commission Only (as
                                   permitted
/ /  Definitive Additional         by Rule 14a-6(c)(2))
     Materials
/ /  Soliciting Material Pursuant to sec. 240.14a-11   or
sec. 240.14s-12

------------------------------------------------------------
                 PENNSYLVANIA ENTERPRISES, INC.
        (Name of Registrant as Specified in its Charter)

------------------------------------------------------------

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

       Payment of Filing Fee (Check the appropriate box):

/x/  $125 per Exchange Act Rules O-11(c) (1) (ii), or
     14a-6(i)(1), or 14a-6 (I)(2) or Item 22
     (a)(2) of Schedule 14A.


[TRANSMITTAL LETTER]






                        March 25, 1997




EDGAR




Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, DC  20549

Gentlemen:

            Re:  Pennsylvania Enterprises, Inc. --

Definitive Annual Meeting Proxy Material

       On behalf of Pennsylvania Enterprises, Inc. (the
"Company") and pursuant to Rule 14a-6(c) promulgated under the Securities Exchange Act of 1934, as amended, in connection with the Company's 1997 Annual Meeting of Shareowners scheduled to be held on May 14, 1997, please find for filing, by electronic mail:

         (i) A definitive copy of the Company's 1997 Annual
             Meeting Proxy Statement (including the Notice of Meeting) and form of proxy, which will be released on March 26 tothe Company's shareowners,

        (ii) Definitive copies of our letter which will be sent on March 31 to certain participants in the
            Company's Employees' Savings Plan (401(k)),

       (iii)A definitive copy of a reminder notice which is to be sent to all employees of the Company on April 11.

       A filing fee of $125 required by Rule 14a-6(j) under the Act was wired to the SEC's account at Mellon Bank on March 21.

       Pursuant to Rule 14a-3(c) under the Act, seven information copies of the Company's 1996 Annual Report to Shareowners (the "1996 Annual Report"), which will be distributed to shareowners along with the Annual
Meeting Proxy Statement, are being sent to the SEC
Operations Center, 6432 General Green Way, Alexandria,
Virginia. Also being sent to this location are printed copies of the previously mentioned materials
(items i, ii, and iii).

Securities and Exchange Commission  -2-
March 25, 1997


       One set of the previously referenced materials is also being provided to H. Roger Schwall, the SEC Branch
Chief with responsibility for matters pertaining to the Company.

       Under separate cover, five definitive copies of the Company's 1997 Annual Meeting proxy materials and five copies of the 1996 Annual Report are concurrently being filed with the New York Stock Exchange.


Sincerely yours,

 /s/ Thomas J. Ward

     Thomas J. Ward

     Vice President,

 Administrative Services,

     and Secretary

jmm


[PROXY STATEMENT]

[LOGO]               One PEI Center
                     Wilkes-Barre, Pennsylvania 18711-0601
                     Telephone: (717) 829-8843

March 26, 1997


Dear Fellow Shareowner:

     You are cordially invited to attend the Annual Meeting of Shareowners of the Company.

     The meeting will be held at Montage Mountain Ski
Resort, 1000 Montage Mountain Road, Scranton, Pennsylvania, beginning at 10:00 a.m., on Wednesday, May 14, 1997.
Directions to the meeting site and a map are included with this letter. A report on the operations of the Company during 1996 and its plans for 1997 will be presented at the Annual Meeting. Also, directors, officers, and other key employees will be present to respond to your questions.

     This year, in addition to the election of eleven directors, you are being asked to approve the Company's Stock Incentive Plan. The Board of Directors voted to approve the Plan and recommend it to shareowners because it believes the Plan will enable the Company to attract and retain employees who contribute to the Company's success, to give these employees the opportunity to participate in the long-term success and growth of the Company by giving them an equity interest in the Company, and to emphasize the common interests of employees and shareowners, by offering employees an equity interest in the Company.

     Your vote is important. Whether or not you expect to attend the Annual Meeting, please sign and date the enclosed proxy and return it promptly by mail in the enclosed envelope which requires no postage if mailed in the United
States.
                                        Sincerely,



               Thomas F. Karam
               President and
               Chief Executive Officer



               Kenneth L. Pollock
               Chairman of the Board

Directions To Montage Mountain Ski Resort, Scranton,
Pennsylvania
[MAP]


From New York and Northern New Jersey:  Take I-80 West into
Pennsylvania to I-380, proceed on I-380 North to I-81.  Take
I-81 South to Exit 51 (Montage Mountain Road) and follow signs.

From Philadelphia and Southeastern Pennsylvania:  Take the
Northeast Extension of the Pennsylvania Turnpike to Exit 37
(I-81 North).  Follow I-81 North to Exit 51 (Montage
Mountain Road) and follow signs.

From Western Pennsylvania and the Harrisburg Area:  Take
I-81 North to Exit 51 (Montage Mountain Road) and follow signs.

From Baltimore and Washington, DC:  Take I-83 North to I-81.
Take I-81 North to Exit 51 (Montage Mountain Road) and follow signs.

[LOGO]               One PEI Center
                     Wilkes-Barre, Pennsylvania 18711-0601
                     Telephone: (717) 829-8843

NOTICE OF ANNUAL MEETING OF SHAREOWNERS

     NOTICE IS HEREBY GIVEN that the Annual Meeting of
Shareowners of Pennsylvania Enterprises, Inc. (the
"Company") will be held at the Montage Mountain Ski Resort, 1000 Montage Mountain Road, Scranton, Pennsylvania, on
Wednesday, May 14, 1997, at 10:00 a.m., for the following purposes:

     (1)  To elect eleven directors of the Company;

     (2)  To approve the Company's Stock Incentive Plan; and

     (3) To transact such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on March 18, 1997, as the record date for the determination of owners of the Company's Common Stock entitled to notice of and to vote at the meeting.

     If you plan to attend the meeting and are a shareowner of record, please mark your proxy card in the appropriate space. An admission ticket will be mailed to you prior to the meeting date. However, if your shares are not registered in your own name, please advise the shareowner of record (your bank, broker, etc.) that you wish to attend. That firm will provide you with evidence of your ownership which will enable you to gain admittance to the meeting.

     Whether you plan to attend the meeting or not, please sign and date the enclosed proxy and return it promptly by mail in the enclosed envelope. No postage is required if mailed in the United States.

               By Order of the Board of Directors,

               Thomas J. Ward
               Vice President of Administrative Services and Secretary
             Wilkes-Barre, Pennsylvania

March 26, 1997

IMPORTANT
     Pennsylvania law requires that the owners of a majority of the Company's outstanding Common Stock be present in person or by proxy at the Annual Meeting in order to constitute a quorum. Shareowners can help avoid the necessity and expense of follow-up letters to assure that a quorum is present at the Annual Meeting by promptly returning the enclosed proxy. Broker non-votes, abstentions, and withhold authority votes all count for the purpose of determining a quorum. In the absence of a quorum, the Annual Meeting will be adjourned until a time announced at such meeting. At the adjourned meeting, the shareowners in attendance, although less than a quorum, will nevertheless constitute a quorum to elect directors and, if the adjournment has been at least fifteen days, to act on all other matters included in this Proxy Statement.


[LOGO]                One PEI Center
                      Wilkes-Barre, Pennsylvania 18711-0601
                      Telephone: (717) 829-8843

                         March 26, 1997
PROXY STATEMENT

FOR ANNUAL MEETING OF SHAREOWNERS TO BE HELD MAY 14, 1997

GENERAL

     This Proxy Statement is furnished in connection with the solicitation by and on behalf of the Board of Directors of Pennsylvania Enterprises, Inc., (the "Company") of proxies to be used at the Annual Meeting of Shareowners of the Company and any adjournment or adjournments thereof to be held at the Montage Mountain Ski Resort, 1000 Montage Mountain Road, Scranton, Pennsylvania, on Wednesday, May 14, 1997, at 10:00 a.m., for the purposes set forth in the accompanying Notice of Annual Meeting of Shareowners. The Board of Directors has fixed the close of business on March 18, 1997, as the record date for the determination of shareowners entitled to notice of and to vote at the meeting.

     Pennsylvania law provides that a proxy, unless coupled with an interest (for example, a vote pooling or similar arrangement among shareowners; or between the Company and shareowners; or an unrevoked proxy in favor of an existing or potential creditor of a shareowner), is revocable at will by a shareowner, notwithstanding any other agreement or any provision in the proxy to the contrary. A shareowner may revoke a proxy by giving written notice of revocation to the Secretary of the Company at any time before the proxy is voted. Such revocation shall be effective upon receipt of the written notice by the Secretary of the Company.

COMMON STOCK OUTSTANDING

     Common Stock, of which there were 4,815,332 shares outstanding and entitled to vote on March 18, 1997, the record date for the Annual Meeting, constitutes the only class of securities of the Company entitled to vote at the meeting. Effective March 20, 1997, the Company's
Common Stock was split two-for-one. There would have been 9,630,664 shares outstanding on the record date for the Annual Meeting if the stock split had been effected on or prior to the annual meeting record date. All share amounts in this Proxy Statement have been adjusted to reflect the two-for-one split. The Company does not know of any person who is the beneficial owner of more than 5% of the outstanding Common Stock of the Company, other than Mr. Kenneth L. Pollock, Chairman of the Company, who beneficially owns 6.37% of the Company's Common Stock as described in the Security Ownership of Management section of this Proxy Statement.

ANNUAL REPORT

     A copy of the annual report of the Company for the year
1996 is included with this proxy.


MATTERS TO BE BROUGHT BEFORE THE MEETING

Election of Directors

     At the meeting, eleven directors are to be elected to hold office for the term of one year and until their successors have been elected and qualified. Unless a contrary indication is specified, it is the intention of the persons named as proxies to vote the shares represented by the proxy for the election of the nominees listed herein as directors of the Company. Each of the nominees for election as a director was elected as a director of the Company at the 1996 Annual Meeting of Shareowners, except for Mr. Thomas F. Karam who was elected by the Board of Directors effective September 1, 1996. In the event that any of the nominees should become unavailable for any reason, which is not anticipated, the Board of Directors, in its discretion, may, unless it shall have provided for a lesser number of directors, designate a substitute nominee, in which event, pursuant to the accompanying proxy, votes will be cast for such substitute nominee.

Nominees for Election as Directors

     The following information is furnished with respect to each person nominated by the Board of Directors for election as a director: principal occupations or employment, age, principal directorships, other affiliations, Board Committee(s) on which each serves, the period of service as a director of PG Energy Inc. ("PG Energy"), formerly Pennsylvania Gas and Water Company, and the Company and the number of shares of Common Stock of the Company which each nominee has advised the Company was beneficially owned directly or indirectly by him as of March 10, 1997.

Nominees for Election as Directors

     Name
     First Became Director
     Common Shares
     Beneficially Owned*           Principal Occupation and
                                   Other Information


[PHOTO]
     Kenneth L. Pollock
     July 1972
     613,706 Shares

          Chairman of the Board of Directors of the Company and PG Energy since June, 1987; President and Chief Executive Officer of the Company and PG Energy from March, 1991, to August, 1991; Director and sole stockholder, Susquehanna Coal Company and Ken L. Pollock, Inc., Nanticoke, PA, since prior to 1990. Member of the Pennsylvania State University National Development Council and Campaign for the Library Committee; former board member of United Penn Bank, King's College, Mercy Hospital, and the Mill Memorial Library. Age 76. Chairman of the Executive Committee.

[PHOTO]
Thomas F. Karam
September 1996
130,382 Shares

          President and Chief Executive Officer of the
Company and PG Energy since September 1, 1996. Executive Vice President of the Company and PG Energy from September 1995 to August 1996. Vice President, Investment Banking, Legg Mason Wood Walker, Inc. from July 1989 to September 1995. Vice President, Investment Banking, Thomson McKinnon Securities, Inc. from September 1987 to July 1989. Director of the Pennsylvania Gas Association, Greater Scranton Chamber of Commerce, Mental Health Association of Northeastern Pennsylvania, and the Wyoming Valley Health Care Systems, Inc. Age 38.


______
*See page 9, Security Ownership of Management, for complete listing and explanatory notes relating to the security ownership of directors and officers of the Company. Shares are shown after giving effect to the two-for-one stock split.


     Name
     First Became Director
     Common Shares
     Beneficially Owned*           Principal Occupation and
                                   Other Information

[PHOTO]
William D. Davis
June 1981
12,942 Shares

          Vice Chairman of the Board of Directors of the Company and PG Energy since March, 1991; Chairman of the Board of the Commonwealth Bank Division of Meridian Bank, Williamsport, PA, from September, 1993 to December 31, 1995; Director, Meridian Bancorp, Inc., and Meridian Bank, Reading, PA, from September, 1993, to April, 1996; Chairman of the Board and Chief Executive Officer of Commonwealth Bancshares Corporation, Williamsport, PA, from April, 1987 to June, 1993; Director Corestates Bank, N.A., since April, 1996; Director of the National Association of Corporate Directors; Director, Lycoming Foundation; past Director and President of Industrial Properties Corporation; Director, Pennsylvania Economy League; Director and Treasurer, Pennsylvania College of Technology; past Director and Chairman, Williamsport/Lycoming Chamber of Commerce; Director, Williamsport/Lycoming Foundation; and Director, Pennsylvania Economic Development Financing Authority (PEDFA). Age 66. Member of Executive Committee, Chairman of Audit Committee and member of the Compensation and Stock Option Committees.

[PHOTO]
Robert J. Keating
June 1974
19,840 Shares

          Chairman of the Board of Directors of the Company and PG Energy from June, 1986, to June, 1987; Chairman of the Board, Parodi Industries, Inc., Scranton, PA, from
January, 1985, to February, 1994.  Age 78.  Member of
Executive Committee and Investment Committee of the
Employees' Retirement Plan.

______
*See page 9, Security Ownership of Management, for complete listing and explanatory notes relating to the security ownership of directors and officers of the Company. Shares are shown after giving effect to the two-for-one stock split.

     Name
     First Became Director
     Common Shares
     Beneficially Owned*           Principal Occupation and
                                   Other Information

[PHOTO]
James A. Ross
May 1978
6,500 Shares

          Independent financial consultant since prior to 1988; Chairman, Priestgate, Limited, since 1991; former President and Chief Executive Officer and Director, Sprague & Henwood, Inc., Scranton, PA; Director, Scranton Industrial Development Company; Director, Lackawanna Industrial Development Enterprise. Age 60. Chairman of the Planning Committee and member of the Investment Committee of the Employees' Retirement Plan.

[PHOTO]
John D. McCarthy
March 1991
7,800 Shares

          President of McCarthy Tire Service Company,
Wilkes-Barre, PA, since 1968; President of McCarthy Realty, Inc., since 1988; Director and Chairman, Wyoming Valley Health Care Systems, Inc.; Director of Pennsylvania-American Water Company. Age 61. Chairman of Compensation and Stock Option Committees, Chairman of the Investment Committee of the Employees' Retirement Plan, and member of Executive Committee.
______
*See page 9, Security Ownership of Management, for complete listing and explanatory notes relating to the security ownership of directors and officers of the Company. Shares are shown after giving effect to the two-for-one stock split.


     Name
     First Became Director
     Common Shares
     Beneficially Owned*           Principal Occupation and
                                   Other Information

[PHOTO]
     Ronald W. Simms
     March 1991
     272,000 Shares

          President and Chief Executive Officer of Petroleum Service Company, Inc., Wilkes-Barre, PA, since 1980; Chairman of the Board of Directors since 1994, and Chief Executive Officer since 1984, of Mountain Productions, Inc.; Chairman of the Board of Directors of First Heritage Bank, since March, 1994; Director of Pennsylvania-American Water Company; past Chairman of the Wilkes-Barre Chamber of Commerce. Age 57. Member of the Executive, Audit, Planning, Compensation and Stock Option Committees, and the Investment Committee of the Employees' Retirement Plan.

[PHOTO]
Kenneth M. Pollock
October 1993
257,372 Shares

          Vice President of HUD, Inc., trading as Emerald Anthracite II, and Vice President of Susquehanna Coal Company and Susquehanna Mt. Carmel, Inc., Nanticoke, PA, since prior to 1987; Northeastern Pennsylvania Regional Advisory Board of Directors of Corestates Bank, N.A.; Director of F. M. Kirby Center for the Performing Arts. Age
39.  Member of Audit and Planning Committees.



______
*See page 9, Security Ownership of Management, for complete listing and explanatory notes relating to the security ownership of directors and officers of the Company. Shares are shown after giving effect to the two-for-one stock split.

     Name
     First Became Director
     Common Shares
     Beneficially Owned*           Principal Occupation and
                                   Other Information

[PHOTO]
Paul R. Freeman
November 1995
2,400 Shares

          Controller for HUD, Inc., trading as Emerald
Anthracite II, Nanticoke, PA, since 1988. Previously held positions with Northeastern Bank, United Penn Bank, Barnett
Banks, and Marine Midland Bank.  Age 49.  Member of the
Audit Committee and the Investment Committee of the Employees' Retirement Plan.

[PHOTO]
John D. McCarthy, Jr.
November 1995
4,400 Shares

          Vice President of McCarthy Tire Service Company, Wilkes-Barre, PA, since 1989 and Vice President of McCarthy Realty, Inc. since 1988. President of McCarthy Tire Service Company of Allentown, Reading and Lancaster since 1992. Member and Chairman of the Board of Directors of the Wyoming Valley Catholic Youth Center; member of the Michelin Tire Corporation Dealer Council and Continental/General Tire Dealer Council. Age 32. Member of the Audit Committee.


_______
*See page 9, Security Ownership of Management, for complete listing and explanatory notes relating to the security ownership of directors and officers of the Company. Shares are shown after giving effect to the two-for-one stock split.

     Name
     First Became Director
     Common Shares
     Beneficially Owned*           Principal Occupation and
                                  Other Information

[PHOTO]
Richard A. Rose, Jr.
November 1995
26,032 Shares

          President of Petroleum Sales Company, Inc.,
Wilkes-Barre, PA, since 1992 and Vice President of Petroleum Service Company, Inc. since 1987. Director of the Black Horse Foundation, Inc., Mountain Productions, Inc., Mountain Productions Services, Inc., and Rock USA, Inc. Age 36. Member of the Planning Committee and the Compensation and Stock Option Committees.

_______
*See page 9, Security Ownership of Management, for complete listing and explanatory notes relating to the security ownership of directors and officers of the Company. Shares are shown after giving effect to the two-for-one stock split.



SECURITY OWNERSHIP OF MANAGEMENT

     The following table shows the number of shares of the Company's Common Stock, beneficially owned, directly or indirectly, as of March 10, 1997, after giving effect to the two-for-one stock split effective for shareowners of record on March 20, 1996, by individual directors, each of the officers named in the Summary Compensation Table, and all directors and officers as a group, who held such positions as of March 10, 1997. Unless otherwise specified, shares are beneficially owned directly by the director or officer.

                                      Amount and Nature of
                                     Beneficial Ownership
                                     Number of Shares   Percent of
Title of Class  Name of Beneficial   Beneficially Owned(1) Class
                        Owner

Common         Kenneth L. Pollock    613,706 (2)(3)         6.37%
               Thomas F. Karam       130,382   (4)          1.35%
               William D. Davis       12,942                    *
               Robert J. Keating      19,840  (5)               *
               James A. Ross           6,500   (6)              *
              John D. McCarthy         7,800  (7)               *
              Ronald W. Simms         272,000  (8)          2.82%
              Kenneth M. Pollock      257,372 (3)(9)        2.67%
              Paul R. Freeman          2,400                    *
              John D. McCarthy, Jr.    4,400 (7)(10)            *
              Richard A. Rose, Jr.     26,032   (11)            *
              John F. Kell, Jr.        15,738   (12)            *

                All directors and
                    officers as a group
                    (20 persons)    1,179,878(13)(14)      12.25%

_________
"*" - Less than one percent.

(1) Includes shares that may be acquired pursuant to the exercise of stock options exercisable within 60 days of March 1, 1997, as follows: 50,000 for Mr. Karam, 50,000 for Mr. Kenneth L.Pollock, 7,000 for Mr. Kell, and 24,600 for other officers not specifically named. Does not include options to purchase shares of Common Stock granted on September 1, 1996, in the amount of 90,000 to Mr. Kenneth
L. Pollock and 150,000 to Mr. Thomas F. Karam for which the first annual installment of 30,000 for each of Mr. Pollock and Mr. Karam is first exercisable on September 1, 1997.

(2) Includes 17,156 shares that Mr. Pollock owns jointly with his wife, 173,798 shares jointly with his son, Kenneth
M. Pollock, 14,800 shares jointly with his daughter, 48,288 shares jointly with his son and daughter, and 17,084 as custodian for his grandchildren, 12,486 of which are for the children of Kenneth M. Pollock. Includes 216,800 shares held by several corporations in which Mr. Pollock holds a controlling interest.
(3) Shares held jointly by Mr. Kenneth L. Pollock and Mr. Kenneth M. Pollock, and by Mr. Kenneth L. Pollock for Mr. Kenneth M. Pollock's children are reported in the total shares for each of them but are reported one time, on an unduplicated basis, in the total shares owned by all directors and officers as a group. A total of 636,452 shares are beneficially owned by Mr. Kenneth L. Pollock and Mr. Kenneth M. Pollock on an unduplicated basis.

(4) Includes 32,800 shares that Mr. Karam owns jointly with his wife, 41,582 shares for which Mr. Karam has sole voting and investment power, and 6,000 shares held in the name of Lakeside Drive Assoc., Inc., in which Mr. Karam's wife has an interest. These 6,000 shares are also reported for Mr. Keating who has an interest in Lakeside Drive Assoc., Inc. These shares are reported one time, on an unduplicated basis, in the total shares owned by all directors and officers as a group.

(5)  Includes 1,200 shares of Common Stock owned by Mr.
Keating's wife and 6,000 shares that Mr. Keating beneficially owns through Lakeside Drive Assoc., Inc.

(6) Includes 2,300 shares held jointly with Mr. Ross's wife, 600 shares owned by Mr. Ross's wife and 2,600 shares owned by charitable foundations of which Mr. Ross is a trustee. Mr. Ross shares voting and investment power and disclaims beneficial ownership of the shares held by these foundations.

(7) Includes 2,000 shares held by McCarthy Realty, Inc. in which both John D. McCarthy and John D. McCarthy, Jr. each have a beneficial interest. These shares are reported in the total shares for each of them, but are reported one time, on an unduplicated basis, in the total shares owned by all directors and officers as a group.

(8) Includes 71,854 shares owned by Mr. Simms's wife and 80,400 shares for which Mr.Simms has voting power.

(9) Includes 173,798 shares held jointly with his father, Mr. Kenneth L. Pollock, 48,288 shares held jointly with his father and sister, 12,486 shares held by his father as custodian for his children, and 18,000 shares as custodian for his children.

(10) Includes 1,800 shares that Mr. McCarthy owns jointly with his wife and 200 shares he owns jointly with his wife and son.

(11) Includes 14,776 shares that Mr. Rose owns jointly with his wife, 5,106 shares owned by Mr. Rose's wife, 1,500 shares held as custodian for his children, and 4,050 shares for which Mr. Rose has voting power.

(12) Includes 5,404 shares that Mr. Kell owns jointly with his wife.

(13) The Company has an Employees' Savings Plan in which officers and employees participate. Included in the number of shares of Common Stock shown above are 20,692 shares which were allocated to the accounts under the Employees'
Savings Plan of all officers as a group at March 1, 1997
(including 1,866 shares in those shown for Mr. Pollock, and 3,334 for Mr.Kell).

(14) Does not include 104,162 shares of the Company's Common Stock held by the Employees' Retirement Plan, as to which investment power is exercised by the Investment
Committee under the Plan, consisting of Messrs. Freeman, Keating, John D. McCarthy, Ross, and Simms. The Committee members disclaim beneficial ownership of these shares.

Section 16(a) Beneficial Ownership Reporting Compliance

     The Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires that the Company's directors and officers file reports of ownership and changes in ownership of the Company's Common Stock with the Securities and Exchange Commission and the New York Stock Exchange. Based solely on a review of Forms 3 and 4 and amendments thereto furnished to the Company pursuant to Rule 16a-3(e) under the Exchange Act, the Company believes that all directors and officers filed on a timely basis all such reports required of them with respect to stock ownership and changes in ownership during 1996.

Additional Director Information

     During 1996, the Board met 12 times, and each incumbent director attended more than 75% of the total number of meetings of the Board and of the committees of the Board on which he served.

     The Company has an Executive Committee, currently consisting of Messrs. Kenneth L.
Pollock (Chairman), Davis, Keating, John D. McCarthy, and Simms. During intervals between meetings of the Company's Board of Directors, the Executive Committee may exercise, subject to law and any specific directions given by the Board to the Executive Committee, all powers of the Board of Directors in the management of the business and affairs of the Company. The Executive Committee met two times during 1996.

     In addition to an Executive Committee, the Company has an Audit Committee, currently consisting of Messrs. Davis (Chairman), Freeman, Kenneth M. Pollock, John D. McCarthy, Jr., and Simms. This Committee met four times during 1996 and performs the following functions, among others: recommending the appointment and monitoring the independence and compensation of the independent auditors; approving professional services provided by the independent auditors; reviewing the scope of the annual audit with the independent auditors; reviewing the independent and internal auditors' reports to management; reviewing financial statements; and reviewing various internal accounting controls.

     The Company has an Investment Committee of the Employees' Retirement Plan currently consisting of Messrs. John D. McCarthy (Chairman), Freeman, Ross, Simms, and Keating. The duties of this Committee include appointing, removing, and monitoring the performance of investment managers, allocating Plan assets among them, reviewing the investment philosophy of the Plan, and managing all or portions of the assets of the Plan, subject to any limits or guidelines established by the Board. This Committee met four times during 1996.

     The Company has a Compensation Committee which provides direction and guidance and makes recommendations to the Board and management on compensation-related matters.
The members of the Compensation Committee are also designated as the Stock Option Committee for the purpose of administering the 1992 Stock Option Plan. The Compensation and Stock Option Committees currently consist of Messrs. John D. McCarthy (Chairman), Simms, Davis, and Rose. These committees met four times during 1996.

     The Company's Planning Committee, currently consisting of Messrs. Ross (Chairman), Simms, Kenneth M. Pollock, and
Rose, provides direction and guidance and makes recommendations to the Board and management on corporate planning issues.

     The Company does not have a Nominating Committee.
Nominations are considered by the full Board.

     During 1996, directors of the Company and PG Energy who were not full-time employees of the Company and/or PG Energy were paid a retainer fee of $500 per month, and on days they attended a Company and/or PG Energy Board meeting(s) they were paid $500, plus expenses. Since the Company and PG Energy Boards consist of the same members, meetings are usually scheduled on the same day, and a single fee is paid for attendance at both meetings. Additionally, each director received $250 for each Board Committee meeting attended on the same day as meeting(s) of the full Board(s), and $500 for each Board Committee meeting attended on a day when the full Board(s) did not meet. Further, directors who were members of the Investment Committee of the Employees' Retirement Plan were paid $250 for each meeting attended on the same day as a meeting of the full Board(s) and $500 for each meeting attended on a day when the full Board(s) did not meet.

     During 1996, Messrs Davis, Freeman, John D. McCarthy, Ross and Simms also served as directors of Pennsylvania Energy Resources, Inc. (PERI), a wholly-owned subsidiary of PEI. Mr. Davis was paid $100 and Messrs. Freeman, McCarthy, Ross and Simms were paid $250 for attending Board meetings of PERI during 1996.

     The Company's 1995 Directors' Stock Compensation Plan (the "Directors' Stock Plan")provides for the annual automatic award of 200 shares (400 shares on a post-split basis) ofCompany Common Stock (subject to anti-dilution adjustment in the event of certain corporate changes) to each continuing director, who has completed at least one year of service and who is not a full-time employee of the Company or any of its affiliates, immediately following each annual meeting of shareowners. The Directors' Stock Plan will terminate in 2005. Directors who are full-time employees of the Company are not eligible to participate in the Directors' Stock Plan. Except for anti-dilution adjustments, without shareowner approval, the number of shares to be awarded to each director each year under the Directors' Stock Plan may not be increased and the eligibility for awards may not be changed. All shares awarded under the Directors' Stock Plan are non-transferrable for a period of three years following the award, except in the event of death, disability, or retirement on or after age 65, but in no event less than six months following the date of the award.

     On November 13, 1996, the Board of Directors made a special grant of 200 (400 shares on a post-split basis) shares of Common Stock each to Messrs. Paul R. Freeman, John
D. McCarthy, Jr., and Richard A. Rose, Jr., following their completion of one year of service on the Board.

     On February 11, 1997, the Board of Directors adopted a Director Deferred Compensation Plan, pursuant to which each director who is not a full-time employee of the Company or any of its subsidiaries may elect to defer all or any portion of his retainer and meeting fees. Amounts deferred are credited to a bookkeeping account maintained by the Company for the director in the form of stock units, representing the number of shares of the Company's Common Stock which could have been purchased with the deferred amount (based on the market price of the Common Stock on the date such amount would have been paid to the director had it not been deferred). Additional stock units are credited to the director's account whenever a cash dividend is paid on the Common Stock, reflecting the number of shares that could have been purchased on the dividend payment date with the amount of the per share dividend multiplied by the number of stock units then credited to the director's account. Upon the director's termination of services as a director, the director receives for each stock unit either one share of Common Stock or cash equal to the value of a share on such date, as elected by the director before the units were credited.

     Mr. Kenneth L. Pollock is the father of Mr. Kenneth M. Pollock. Mr. Simms is the father-in-law of Mr. Rose. Mr. John D. McCarthy is the father of Mr. John D. McCarthy, Jr. Mr. Keating is the father-in-law of Mr. Karam, President and Chief Executive Officer of the Company. There are no other family relationships among any of the directors or executive officers of the Company.

Compensation Committee Interlocks

     During 1996, the Compensation Committee consisted of Messrs. John D. McCarthy, Davis, Rose, and Simms. None of these persons was or is an officer or employee of the Company or any of its subsidiaries, except for Mr. Davis who serves as Vice Chairman of the Board of Directors of the Company and PG Energy, and Chairman of the Board of Directors of Pennsylvania Energy Resources. Although Mr. Davis was not an employee of these companies, these positions were considered officers of the respective companies until October 31, 1996. None of the Company's executive officers served on the compensation committee or board of an entity of which (i) a member of the Company's Compensation Committee or other director of the Company was an executive officer or (ii) an executive officer of the entity was one of the Company's directors.

APPROVAL OF THE PENNSYLVANIA ENTERPRISES, INC.
STOCK INCENTIVE PLAN

     The Board of Directors has adopted, subject to approval by shareowners at the Annual Meeting, the Pennsylvania Enterprises, Inc. Stock Incentive Plan (the "Plan"). The purposes of the Plan are to enable the Company to attract and retain employees who contribute to the Company's success, to give these employees the opportunity to participate in the long-term success and growth of the Company, to emphasize the common interests of employees and shareowners by giving employees an equity interest in the Company, and to enable the Company to grant stock options to its outside directors.

Principal Provisions of the Plan

     The following summary of the Plan, as adopted by the Board of Directors subject to shareowner approval, is qualified by reference to the full text of the Plan, which is attached as Exhibit A to this Proxy Statement.

General Provisions

     The Plan authorizes the granting of awards to employees (including officers) of the Company and certain related companies in the form of any combination of (1) options to purchase shares of Common Stock, (2) shares of restricted Common Stock ("restricted stock"), (3) bonus stock, and (4) dividend equivalent units. The Plan also provides for the discretionary grant of stock options to directors who are not employees or officers of the Company or certain related companies ("Outside Directors").

     Administration. The Plan is administered by the Stock Option Committee of the Company's Board of Directors (the "Board"), or another committee of directors designated by the Board (the "Committee"), which consists of at least two directors who are "non-employee" directors as defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended. The Committee has authority to interpret the Plan, adopt administrative regulations, and interpret the provisions of all awards granted under the Plan. The Committee designates the employees of the Company and its subsidiaries and affiliated companies to be granted awards under the Plan and the type, amount, and terms of awards granted to employees. Awards of stock options to Outside Directors are made by the full Board of Directors, which has discretion to determine the amount and terms of such awards.

     Eligibility. The Committee may make awards under the Plan to employees (including officers) of the Company or of any entity in which the Company owns at least a 50% interest. The employee participants in the Plan are selected from among those eligible in the sole discretion of the Committee. Outside Directors may be granted stock options, but are not eligible to receive any other awards under the Plan. All employees and Outside Directors are eligible to receive awards under the Plan.

     Limitations on Awards. The aggregate number of shares of Common Stock which may be issued under the Plan is 460,000 (after the two-for-one stock split). Such shares may consist of authorized but unissued shares or treasury shares. The payment of any award in cash will not count against this share limit. Shares subject to lapsed, forfeited or canceled awards will not count against this limit and can be regranted under the Plan. If the exercise price of an option is paid in Common Stock or if shares are withheld from payment of an award to satisfy tax obligations with respect to the award, such shares also will not count against the above limit.

     No employee may be granted stock options, restricted stock, or bonus stock, or any combination of the foregoing, under the Plan with respect to more than 200,000 shares of Common Stock in any fiscal year, or more than 200,000 dividend equivalent units in any fiscal year. The Plan does not limit awards which may be made under other plans of the Company.

Awards to Employees

     The Plan authorizes the Committee to grant the following types of awards to eligible employees, including officers:

     1. Stock Options. The Committee is authorized to grant incentive stock options ("ISOs") and non-qualified stock options to purchase such number of shares of Common
Stock as the Committee determines. An option will be exercisable at such times, over such term and subject to such terms and conditions as the Committee determines, and at an exercise price determined by the Committee, which may not be less than the fair market value of the Common
Stock at the date of grant of the option. ISOs are subject to additional restrictions as to exercise period and exercise price as required by the Internal Revenue Code of 1986, as amended (the "Code"). Payment of the exercise price of an option may be made in such manner as the Committee may provide, including cash, delivery of shares of Common Stock already owned or subject to an award under the Plan, "cashless exercise" (an arrangement with a brokerage firm whereby shares issuable upon exercise of an option would be sold by the broker and the proceeds used to pay the exercise price), or in any other manner specified by the Committee.

     The Committee is authorized to specify the period, if any, over which options become exercisable, and to accelerate the exercisability of options on a case by case basis at any time. The Committee is also authorized to specify the period during which options may be exercised following an employee's termination of employment, and to extend such period on a case by case basis. The Committee may permit an option to be exercised for an additional period after the optionee's death, even if such period extends beyond the original option term. Unless otherwise provided by the Committee, options will not be transferable except by will or by the laws of descent and distribution.

     2. Restricted Stock. The Committee is authorized to award restricted stock subject to such terms and conditions as the Committee may determine in its sole discretion. The Committee has authority to determine the number of shares of restricted stock to be awarded, the price, if any, to be paid by the recipient of the restricted stock, and the date or dates on which the restricted stock will vest. The vesting of restricted stock may be conditioned upon the completion of a specified period of service with the Company, upon the attainment of specified performance goals, or upon such other criteria as the Committee may determine. The Plan gives the Committee discretion to accelerate the vesting of restricted stock on a case by case basis at any time. The Committee also has authority to determine whether the employee will have the right to vote and/or receive dividends on shares of restricted stock, and whether the certificates for such shares will be held by the Company or delivered to the employee bearing legends to restrict their transfer.

     Stock certificates representing the restricted stock granted to an eligible employee will be registered in the employee's name. However, no share of restricted stock may be sold, transferred, assigned or pledged by the employee until such share has vested in accordance with the terms of the restricted stock award. In the event of an employee's termination of employment before all of his restricted stock has vested, or in the event other conditions to the vesting of restricted stock have not been satisfied prior to any deadline for the satisfaction of such conditions set forth in the award, the shares of restricted stock which have not vested will be forfeited and any purchase price paid by the employee generally will be returned to the employee.
At the time restricted stock vests, a certificate for such vested shares will be delivered to the employee (or the beneficiary designated by the employee, in the event of death), free of all restrictions.

     3. Bonus Stock. The Committee may award bonus stock subject to such terms and conditions as it may determine.
Such awards may be conditioned upon attainment of specified performance goals or such other criteria as the Committee may determine, and the Committee may waive such conditions in its discretion. Bonus stock may be issued without payment therefor or may be sold to the employee at a discount from its fair market value.


     4. Dividend Equivalent Units. The Committee may award dividend equivalent units subject to such terms and conditions as the Committee may determine in its sole discretion. The Committee may condition the grant and/or settlement of an award upon the completion of a specified period of service, upon the achievement of specified performance goals, or upon any such other criteria as the Committee shall determine, and the Committee may waive such conditions.

     The Committee specifies the number of dividend equivalent units ("Units") awarded. Each time a cash dividend is paid on the Common Stock, the award is credited with a number of additional Units generally equal to the number of shares of Common Stock that could be purchased on the dividend payment date with the per share dividend multiplied by the number of Units credited to the award.

     Upon the settlement of the award, the employee receives an amount equal to (1) the number of Units then credited to his/her award reduced by the number of Units initially awarded, multiplied by (2) the market price of a share of Common Stock on the settlement date. The Committee determines whether this amount is paid to the employee in cash, Common Stock, or a combination thereof. All Units granted pursuant to a particular award must be settled at the same time. The Committee may specify the settlement date for any award of Units, or may allow the employee to select a settlement date within a specific period designated by the Committee.

Awards to Outside Directors

     The Plan authorizes the Board of Directors to grant stock options to Outside Directors, in such amount and having such terms and conditions as the Board of Directors may determine in its discretion. Generally, the Board of Directors' discretion to determine the terms of stock option grants to Outside Directors is similar to the Committee's discretion to determine the terms of stock option grants to employees, as described above.

Provisions Relating to a Change of Control

     Generally, upon the occurrence of a Change of Control
(1) all outstanding stock options, including those held by Outside Directors, will become fully exercisable and vested,
(2) all restrictions applicable to outstanding restricted stock and bonus stock awards under the Plan will lapse, and such shares and awards will be deemed fully vested, and (3) to the extent the cash payment of any award or the settlement of a dividend equivalent unit is based on the fair market value of stock, such fair market value will be the Change of Control Price.

     A "Change of Control" is deemed to occur on the date
(1) any person or group acquires beneficial ownership of securities representing 20% or more of the Company's voting securities, (2) individuals who constitute the "Current Directors" (as defined in the Plan) fail to constitute at least two-thirds of the Board of Directors, (3) the shareowners approve a merger or consolidation unless following such transaction (a) the beneficial owners of the Company's Common Stock before the transaction own securities representing more than 50% of the total voting power of the company resulting from the transaction, and (b) at least a majority of members of the Board of Directors of the company resulting from the transaction were members of the Company's Board of Directors before the transaction, or (4) the shareowners of the Company approve a sale of substantially all of its assets.

     The "Change of Control Price" is the highest price per share of Common Stock paid in any open market transaction, or paid or offered to be paid in any transaction related to a Change of Control, during the 90-day period ending with the Change of Control.

Other Provisions

     Tax Withholding. The Plan permits employees to satisfy all or a portion of their federal, state, local or other tax liability with respect to awards under the Plan by delivering previously-owned shares or by having the Company withhold from the shares otherwise deliverable to such employee shares having a value equal to the tax liability to be so satisfied.

     Adjustments. In the event of specified changes in the Company's capital structure, the Committee will have the power to adjust the number and kind of shares authorized by the Plan (including any limitations on individual awards), the number, option price and kinds of shares covered by outstanding awards (including those held by Outside Directors), the number of dividend equivalent units subject to outstanding awards, and to make such other adjustments in awards under the Plan as it deems appropriate, provided that no such adjustment may increase the aggregate value of outstanding awards.

     Amendments. The Board of Directors may amend the Plan without shareowner approval, unless such approval is required by law or other regulatory requirements. Amendment or discontinuation of the Plan cannot adversely affect any award previously granted without the holder's written consent.

     The Committee may amend any grant under the Plan other than grants to Outside Directors, and the Board of Directors may amend any grant to Outside Directors, in each case, to include any provision which, at the time of such amendment, is authorized under the terms of the Plan, except that no award can be modified in a manner unfavorable to the holder without the written consent of the holder. In addition, the Committee or the Board may, without shareowner approval, cancel an option or other award granted by it and grant a new option or award to the employee or Outside Director at a lower exercise price or otherwise on more favorable terms and conditions than the canceled award. The Plan shall continue in effect for an unlimited period, but may be terminated by the Board of Directors in its discretion at any time.

Certain Federal Income Tax Consequences

     The following is a summary of certain federal income tax aspects of awards made under the Plan, based upon the laws in effect on the date hereof.

     Non-Qualified Stock Options. As a general matter, with respect to non-qualified stock options: (a) no income is recognized by the participant at the time the option is granted; (b) upon exercise of the option, the participant recognizes ordinary income in an amount equal to the difference between the option price and the fair market value of the shares on the date of exercise; and (c) at disposition, any appreciation after the date of exercise is treated either as long-term or short-term capital gain, depending on whether the shares were held for more than one year by the participant.

     Incentive Stock Options. Generally, no taxable income is recognized by the participant upon the grant of an ISO or upon the exercise of an ISO during the period of his or her employment with the company or one of its subsidiaries or within three months after termination (12 months in the event of permanent and total disability, or during the term of the option in the event of death). However, the exercise of an ISO may result in an alternative minimum tax liability to the participant. If the participant continues to hold the shares acquired upon exercise of an ISO for at least two years from the date of grant and one year from the date of exercise, upon the sale of the shares, any amount realized in excess of the option price will be taxed as long-term capital gain.

     If Common Stock acquired upon the exercise of an ISO is disposed of prior to the expiration of the one-year and two-year holding periods described above, the participant will generally recognize ordinary income in an amount equal to the excess, if any, of the fair market value of the shares on the date of exercise (or, if less, the amount realized on the disposition of the shares) over the option price. Any further gain recognized by the participant on such disposition will be taxed as short-term or long-term capital gain, depending on whether the shares were held for more than one year.

     Restricted Stock. A participant receiving restricted stock generally will recognize ordinary income in the amount of the fair market value of the restricted stock at the time the stock vests, less the consideration paid for the restricted stock. However, a participant may elect, under Section 83(b) of the Code, to recognize ordinary income on the date of grant in an amount equal to the excess of the fair market value of the shares on such date (determined without regard to the restrictions) over their purchase price. The holding period to determine whether the participant has long-term or short-term capital gain on a subsequent disposition of the shares generally begins when the restriction period expires, and the tax basis for such shares will generally be the fair market value of such shares on such date. However, if the participant has made an election under Section 83(b), the holding period will commence on the day after the date of the grant, and the tax basis will be equal to the fair market value of the shares on the date of grant (determined without regard to the restrictions).

     Dividends. Dividends paid on restricted stock prior to the date on which the forfeiture restrictions lapse generally will be treated as compensation that is taxable as ordinary income to the participant. If, however, the participant makes a Section 83(b) election with respect to the restricted stock, the dividends will be taxable as ordinary dividend income to the participant.

     Dividend Equivalent Units. A participant generally will recognize ordinary income upon the settlement of dividend equivalent units equal to the amount of cash received plus the fair market value on the settlement date of any shares received.

     Bonus Stock. A participant receiving bonus stock generally will recognize ordinary income on the date of grant equal to the fair market value of such stock on such date less the consideration, if any, paid for such stock.

     Company Deductions. As a general rule, the Company will be entitled to a deduction for federal income tax purposes at the same time and in the same amount that an employee or Outside Director recognizes ordinary income from awards under the Plan, to the extent such income is considered reasonable compensation under the Code. The Company will not, however, be entitled to a deduction to the extent compensation in excess of $1 million is paid to an executive officer named in the proxy statement who was employed by the Company at year-end, unless the compensation qualifies as "performance-based" under Section 162(m) of the Code or certain other exceptions apply. In addition, the Company will not be entitled to a deduction with respect to payments to employees which are contingent upon a change of control if such payments are deemed to constitute "excess parachute payments" under Section 280G of the Code and do not qualify as reasonable compensation pursuant to that Section; such payments will subject the recipients to a 20% excise tax.

Benefits Under the Plan

     It is anticipated that the Committee and the Board of Directors will make grants under the Plan from time to time.
The size of future awards and the identity of the recipients cannot be determined at this time.


Additional Information

     The closing price of the Common Stock on the New York
Stock Exchange Composite Tape on March 17, 1997 was $ 45 1/2 per share (equal to $22 3/4 per share if the two-for-one stock split had been effected).

     The Board of Directors recommends that shareowners vote
FOR the approval of the Stock Incentive Plan.

EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE REPORT

     The Company's executive compensation program is administered by the Compensation Committee of the Board of Directors, which is composed of four non-employee directors.
The following is a report of the Compensation Committee to the Company's shareowners:

Compensation Policies

     In determining compensation, including the award of both annual and long-term compensation, the Committee follows a policy of considering, among other factors, the operating and financial performance of the Company and the individual contribution of each officer.

     Salary is the principal component of the annual portion of the compensation of senior executives. Stock options, which were authorized for the first time in 1992 and granted in 1993 and 1996, comprise both the long-term component and a portion of the annual component of compensation. The value realized by an executive from stock options is directly dependent on the performance of the Company's stock. The Board of Directors has recommended that shareowners approve a Stock Incentive Plan under which an executive could receive stock options, restricted stock and other awards based on the performance of the Company's stock. If approved by shareowners, the Stock Incentive Plan will become part of the executive compensation program.

1996 Compensation of the Chief Executive Officer

     Mr. Karam was elected President and Chief Executive Officer, effective September 1, 1996. Mr. Karam has an employment agreement with the Company which provides for a five-year term of employment with an annual salary commencing at $212,880 the first year, increasing to $225,000 the second year, and subject to increase at the discretion of the Compensation Committee during the remaining three years of the term. The agreement also provides for the grant of options to purchase 150,000 shares (on a post-split basis) of the Company's Common Stock with the options becoming exercisable in five equal annual installments commencing 12 months after grant. In concluding to provide this employment agreement to Mr. Karam, the Committee considered the need to ensure the retention of this key executive, to enable him to perform his duties without distraction, and to provide him with competitive compensation. The Committee also determined that a greater portion of the compensation called for by this agreement should be made up of the long-term component -- stock options -- than typically awarded to Company officers as a way to more closely align the interest of this key executive with those of the shareowners.

     The Committee operates on the principle that the compensation of the Company's executive officers should be competitive with compensation of senior executives at comparable companies. In this regard, the Committee reviewed and considered the compensation of executives in comparable positions at other utility companies, and non-utility companies located in the same region as the Company, with which the Company competes for executive talent. Consequently, these are not exactly the same companies that are included in the indices used in the performance graphs in this proxy statement. The
Committee targets executive compensation to be in the general range, but not the high end, of compensation for comparable positions at these companies.

     The Committee (which also serves as the Stock Option
Committee) believes stock options help to align the interests of management with those of the Company's shareowners and provide an incentive and reward for increasing shareowner value. Options are awarded at market price and there is no benefit to the optionee unless the stock performs and improves in price in which case both shareowners and the optionees are rewarded. The Committee considers the contributions of potential recipients in determining whether to award options.

Other Officers

     The compensation of Mr. Kell was determined in accordance with the compensation policies discussed earlier in this report.

     All members of the Committee concur and join in this report to the Company's shareowners.

     John D. McCarthy, Chairman         William D. Davis
     Ronald W. Simms                    Richard A. Rose, Jr.


SUMMARY COMPENSATION TABLE


                                 Long-Term
                                 Compensation
     Annual Compensation         Securities
                    Other Annual Underlying        All Other
Name and   Salary    Bonus Compensation    Options Compensation
Principal Position           Year      ($)          ($)
($)(1)           (#ofShares)              ($)(2)

Thomas F. Karam   1996  $171,023    -0-  -0- 200,000(5)   $    306
  President and
  Chief           1995     31,731(4)-0-  -0-      -0-           77
  Executive Officer(3)

Dean T. Casaday,  1996  $148,298    -0-  -0-      -0-     $  5,553
 Former President 1995   207,318    -0-  -0-      -0-        3,987
 and Chief
 Executive        1994   195,583    -0-  -0-      -0-        3,377
 Officer (3)

John F. Kell, Jr. 1996  $124,053    -0-  -0-       -0-    $  1,824
 Vice President,  1995   125,053    -0-  -0-       -0-       1,876
 Financial
 Services         1994   121,204    -0-  -0-       -0-       1,518
_______
(1) Does not include the value of perquisites and other personal benefits because the aggregate amount of such compensation does not exceed established reporting thresholds.

(2) The amounts shown under All Other Compensation are for group term life insurance provided for officers and matching contributions made by the Company for the named executives to their Employees' Savings Plan (401(k)) account. The amounts for Mr. Karam's life insurance premiums in 1996 were $306, for Mr. Casaday, $4,620, and for Mr. Kell, $1,080.
The amounts for the Employees' Savings Plan for Mr. Casaday in 1996 were $933, and for Mr. Kell, $744.

(3)  Mr. Casaday retired as President and Chief Executive
Officer effective September 1, 1996, at which time Mr. Karam became President and Chief Executive Officer.

(4) Mr. Karam commenced employment with the Company effective October 1, 1995, at an annual salary of $150,000.
The above amount is his actual salary for that portion of the year during which he was employed by the Company.

(5)  Adjusted to reflect the two-for-one stock split.

     The Company also has an employment agreement with Mr.
Kenneth L. Pollock, Chairman of the Board of Directors, effective June 26, 1996, providing for a three-year term of employment, subject to his re-election by the Company's shareowners, at an annual salary of $97,500 per year, and the grant of options to purchase 90,000 shares (on a post-split basis) of the Company's Common Stock exercisable in three equal annual installments, the first of which is exercisable on September 1, 1997.

STOCK OPTION GRANTS IN THE LAST FISCAL YEAR

       Number of
       Securities   % of Total
       Underlying   Options Granted  Exercise         Grant Date
       Options      to Employees in  Price  Expiration  Present
Name   Granted(#)(1)Fiscal Year      $/Share(1)   Date Value($)(1)

Thomas F. Karam
       50,000         15%            $19.50  04/14/2006   $169,492
      150,000         44%            $20.75  08/31/2006    565,223

_______

(1) The number of securities and exercise price are adjusted to reflect the two-for-one stock split.

(2) The "grant date present value" shown is an estimated value based upon the application of the Black-Scholes Option Pricing Model. Use of this model should not be viewed in any way as a forecast of the future performance of the Company's Common Stock. An option granted to an employee will have value to the optionee only if and to the extent the market price of the Company's stock rises above the exercise price. The estimated present value of each stock option is $3.39 and $3.77, respectively, based upon the following assumptions: (1) a stock price volatility of 20.5%, (2) a risk-free interest rate of 6.64% and 7.02%, respectively, (3) a dividend yield of 5.30%, and (4) an expected option term of seven years (the full term is ten years) to reflect the likelihood that the options will be exercised before the full term based upon the Company's exercise history.


AGGREGATED STOCK OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END STOCK OPTION VALUES



                                                  Value of
                                   Number of   Unexercised
                                   Securities  In-the-Money
                                   Underlying   Options at
               Shares              Unexercised  Fiscal
               Acquired on  Value  Options      Year-End($)
               Exercise    Realized at Fiscal   Exercisable/
                  (#)(1)    ($)    Year-End(#) Uexercisable
                                   Exercisable/
                                  Unexercisable(1)
Name

Thomas F. Karam    -0-     -0-     -0-/200,000    -0-/$300,000
Dean T. Casaday    18,000 $103,500 -0-/-0-        -0-/-0-
John F. Kell, Jr   -0-     -0-     7,000/-0-      $48,563/-0-


(1) The number of shares are adjusted to reflect the two-for-one stock split.

Employees' Retirement Plan

     The following table illustrates the estimated annual retirement benefits payable at age 65 under the Company's Employees' Retirement Plan as a straight life annuity to an employee retiring with the specified combination of final average earnings and years of service with the Company. The benefits shown are not subject to deduction for social security.

5-Year               Years of Credited Service
Average Earnings    15        20        25        30       35

$100,000          $ 21,182 $ 28,242  $ 35,303   $ 42,363  $ 42,363
$125,000          $ 26,994 $ 35,992  $ 44,990   $ 53,988  $ 53,988
$150,000          $ 32,807 $ 43,742  $ 54,678   $ 65,613  $ 65,613
$175,000          $ 35,132*$ 46,842* $ 58,553*  $ 70,263* $70,263*
$200,000          $ 35,132*$ 46,842* $ 58,553*  $ 70,263* $70,263*
$250,000          $ 35,132*$ 46,842* $ 58,553*  $ 70,263* $70,263*
_______
* The Internal Revenue Code limits the amount of compensation which may be taken into account under a tax-qualified retirement plan.

     The above table reflects the benefits payable to employees who retire after January 1, 1997. As of December 31, 1996, Mr. Karam had completed one year of credited service and Mr. Kell 18 years.
     Mr. Casaday, who retired effective September 1, 1996, receives a monthly benefit of $2,746 pursuant to the Employees' Retirement Plan for his approximately 20 years of service with the Company and a supplemental monthly benefit of $1,036 pursuant to the terms of Mr. Casaday's supplemental retirement agreement in which the Company agreed to pay the difference between the benefits he would be entitled to under the Company's Employees' Retirement Plan, assuming a full 20 years of service and if such benefits were calculated without regard to restrictions imposed under the Internal Revenue Code, and the amount of pension benefit actually payable under the Company's Employees' Retirement Plan.

     Covered compensation under the Retirement Plan is the same as the amount reported in the Salary column of the Summary Compensation Table subject to IRS limitations.

Change in Control and Other Agreements

     If following a change in control (as defined in such agreements) of the Company, the employment of Mr. Pollock or Mr. Karam is terminated or their compensation, position or benefits are reduced, the employment agreements that the Company has with each of them entitle them to receive a severance payment equal to two times their annual salary for the year in which such termination occurs and the unpaid portion of their salary with respect to any additional years remaining in the term of their employment agreements, other than the year in which the termination occurs.

     The Company has agreements with certain of its other officers, including Mr. Kell, which entitle the officers to receive a severance payment equal to two times their annual salary if, following a change in control (as defined in such agreements) of the Company, their employment is terminated or their compensation, position or benefits are reduced.


FIVE-YEAR CUMULATIVE RETURN

     The following graph compares the cumulative total return on the Company's stock during the past five years with the average cumulative total return during the same period of the S & P 500 Stock Index, and a self-constructed index of a group of comparable mid-sized natural gas distribution companies, excluding the Company. The companies included in the self-constructed natural gas distribution index are: Atmos Energy Corporation, Cascade
Natural Gas Corporation, Colonial Gas Company, Connecticut
Energy Corp., Connecticut Natural Gas Co., North Carolina
Natural Gas Corp., Providence Energy Corp., Public Service
Company of North Carolina, Southeastern Michigan Gas
Enterprises, United Cities Gas Co., and Yankee Energy
Systems Inc.  These companies, selected from the Edward D.
Jones Index for Natural Gas Distribution Companies, have revenues, net plant, and market capitalization in the same general range as that of the Company.

     The graph reflects the investment of $100 on December 31, 1991, in the Company's Common Stock, the S & P 500 Stock Index, and the gas utility index. Dividends are assumed to be reinvested as paid in the Company's Common Stock and in the S & P 500 Stock Index and quarterly in the stocks of the gas utility index.



[PERFORMANCE GRAPH]
                1991     1992     1993      1994      1995    1996
Pennsylvania Enterprises, Inc.
               $100.00  $150.92  $156.20  $150.77  $223.27 $272.84
S&P 500 Stock Index
               $100.00  $107.61  $118.40  $120.01  $164.95 $202.72
Gas Utility Index
               $100.00  $126.73  $148.80  $134.71  $164.39 $180.80

SOLICITATION OF PROXIES

     The Company will bear the costs of this solicitation of proxies. In addition to solicitation by mail, arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries to send material to their principals, and the Company may reimburse them for their expenses in so doing. To the extent necessary in order to ensure a sufficient shareowner presence to constitute a quorum, officers and other employees of the Company and its principal subsidiary, PG Energy Inc. or designated agents may, without additional renumeration, in person or by telephone or telegram, request the return of proxies. In addition, the Company has retained D. F. King & Co., Inc. for assistance in the solicitation of proxies. For its services, D. F. King will receive a fee estimated at $5,500 plus reimbursement for reasonable and customary out-of-pocket expenses.

VOTE REQUIRED

     Candidates for director receiving the highest number of affirmative votes, up to the number of directors to be elected, shall be elected. Broker non-votes, abstentions, and withhold authority votes, will be counted in determining the presence of a quorum but will have no effect on the election of directors.

     The Stock Incentive Plan will become effective upon approval of the affirmative votes of the owners of the majority of the Company's Common Stock present, or represented, and entitled to vote on the approval of the Plan. Abstentions will count towards the total vote on the proposals and as such will have the effect of a "no" vote.
Broker non-votes will not count, for or against a proposal, or for the purposes of determining the total vote on a proposal.

RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

     Arthur Andersen LLP has served as independent public accountants for the Company for the year ended December 31, 1996, and for a number of years prior thereto.
Representatives of Arthur Andersen LLP will be present at the Annual Meeting, and will be available to respond to appropriate questions by shareowners.

     In March, 1997, the Company requested Arthur Andersen LLP and several other accounting firms to provide a proposal concerning the terms and conditions of engagement as independent accountants to the Company for future periods. The decision to request proposals from Arthur Andersen LLP and other accountants was approved by the Company's Audit Committee. The Company expects to receive and consider such proposals during the second quarter of 1997. Any change in accountants would be submitted to the Audit Committee and the Board of Directors for prior approval.

     The report of Arthur Andersen LLP on the financial statements of the Company for the fiscal years ended December 31, 1996 and 1995, did not contain an adverse opinion or a disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles. There were no disagreements between Arthur Andersen LLP and the Company on any matter of accounting principle or practice, financial statement disclosure or audit scope or procedure, which, if not resolved to its satisfaction, would have caused Arthur Andersen LLP to make reference to the subject matter of any such disagreement in connection with this report.

SHAREOWNER PROPOSALS FOR 1998 ANNUAL MEETING

     Proposals of shareowners intended to be presented at the 1998 Annual Meeting of Shareowners must be received by the Secretary of the Company at the Company's executive offices, One PEI Center, Wilkes-Barre, Pennsylvania 18711-0601, by November 27, 1997, for inclusion in the Company's proxy statement and form of proxy relating to that meeting.

OTHER MATTERS

     The Board of Directors knows of no other business to be transacted at the Annual Meeting, but if any other matters properly come before the meeting, the persons named as proxies will vote upon such matters in accordance with their best judgment.

By Order of the Board of Directors,

               Thomas J. Ward
               Vice President of Administrative Services and Secretary

Wilkes-Barre, Pennsylvania
March 26, 1997

     Upon written request the Company will provide without charge to each person whose vote is solicited for the Annual Meeting a copy of the Company's Annual Report on Form 10-K for the year ended December 31, 1996, as filed with the Securities and Exchange Commission. Requests for such Annual Report should be addressed to the Investor Relations Department, Pennsylvania Enterprises, Inc., One PEI Center, Wilkes-Barre, Pennsylvania 18711-0601. Persons who were not shareowners of record on March 18, 1997, should include with the request a representation that the person making the request is a beneficial owner of Common Stock as of the date of the request.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE
REQUESTED TO SIGN AND DATE THE ENCLOSED PROXY CARD AND
RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

                              Exhibit A

PENNSYLVANIA ENTERPRISES, INC.
STOCK INCENTIVE PLAN


SECTION 1.          Purposes

     The purposes of the Pennsylvania Enterprises, Inc. Stock Incentive Plan (the "Plan") are (i) to enable Pennsylvania Enterprises, Inc. (the "Company") and Related Companies (as defined below) to attract and retain employees who contribute to the Company's success by their ability, ingenuity and industry, and strengthen the existing mutuality of interests between such employees and the Company's shareowners by offering such employees an equity interest in the Company and thereby enabling them to participate in the long-term success and growth of the Company, and (ii) to enable the Company to pay part of the compensation of its Outside Directors (as defined in Section 5.2) in options to purchase shares of the Company's common stock ("Stock"), thereby increasing such directors' proprietary interests in the Company and more closely aligning their interests with those of other shareowners. For purposes of the Plan, a "Related Company" means any corporation, partnership, joint venture or other entity in which the Company owns, directly or indirectly, at least a 50% beneficial ownership interest.

SECTION 2.          Types of Awards

     2.1       Awards under the Plan may be in the form of
(i) Stock Options; (ii) Restricted Stock; (iii) Bonus Stock;
and/or (iv) Dividend Equivalent Units.

     2.2 An eligible employee may be granted one or more types of awards, which may be independent or granted in tandem. If two awards are granted in tandem, the employee may exercise (or otherwise receive the benefit of) one award only to the extent he or she relinquishes the tandem award.

     2.3       Outside Directors may receive only
discretionary grants of Stock Options as provided in Section
5.2.

SECTION 3.          Administration

     3.1       The Plan shall be administered by the Stock
Option Committee of the Company's Board of Directors (the
"Board") or such other committee of directors as the Board shall designate (the "Committee"), which shall consist of not less than two directors each of whom is a "non-employee director," as such term is defined in Rule 16b-3 under the Securities Exchange Act of 1934 or any successor rule. The members of the Committee shall serve at the pleasure of the Board. Notwithstanding the foregoing, grants of Discretionary Stock Options (as defined below) to Outside
Directors shall only be made by the Board.

     3.2 The Committee shall have the following authority with respect to awards under the Plan other than awards to Outside Directors: to grant awards to eligible employees under the Plan; to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall deem advisable; to interpret the terms and provisions of the Plan and any award granted under the Plan; and to otherwise supervise the administration of the Plan. In particular, and without limiting its authority and powers, except with respect to awards to Outside Directors, the Committee shall have the authority:

          (a)       to determine whether and to what extent
any award or combination of awards will be granted hereunder, including whether any awards will be granted in tandem with each other;

               (b)       to select the employees to whom
awards will be granted;

          (c)       to determine the number of shares of
Stock to be covered by each award granted hereunder subject to the limitations contained herein;

               (d)       to determine the terms and
conditions of any award granted hereunder, including, but not limited to, any vesting or other restrictions based on such performance objectives (the"Performance Objectives") and such other factors as the Committee may establish, and to determine whether the Performance Objectives and other terms and conditions of the award are satisfied;

               (e)       to determine the treatment of
awards upon an employee's retirement, disability, death, termination for cause or other termination of employment;

               (f)       to determine pursuant to a formula
or otherwise the fair market value of the Stock on a given date; provided, however, that if the Committee fails to make such a determination, fair market value of the Stock on a given date shall be the average of the high and low quoted selling price of the Stock on the principal exchange upon which the Stock is listed on the day preceding the date in question, or if no such sale of Stock occurs on such date, the average of the high and low prices on the nearest trading date before such date;

               (g)       to determine that amounts equal to
the amount of any dividends declared with respect to the number of shares covered by an award (i) will be paid to the employee currently or (ii) will be deferred and deemed to be reinvested or (iii) will otherwise be credited to the employee, or that the employee has no rights with respect to such dividends;

               (h)       to determine whether, to what
extent, and under what circumstances Stock and other amounts payable with respect to an award will be deferred either automatically or at the election of an employee, including providing for and determining the amount (if any) of deemed earnings on any deferred amount during any deferral period;

               (i)       to provide that the shares of Stock
received as a result of an award shall be subject to a right of first refusal, pursuant to which the employee shall be required to offer to the Company any shares that the employee wishes to sell, subject to such terms and conditions as the Committee may specify;

          (j)       to amend the terms of any award,
prospectively or retroactively; provided, however, that no amendment shall impair the rights of the award holder without his or her written consent; and

          (k)       to substitute new Stock Options for
previously granted Stock Options, or for options granted under other plans or agreements, in each case including previously granted options having higher option prices.

     3.3 With respect to awards to Outside Directors, the Committee shall have authority to interpret the Plan and the terms of any awards granted to Outside Directors; to adopt, amend, and rescind administrative regulations to further the purposes of the Plan; and to take any other action necessary to the proper operation of the Plan. The Board shall have the power to make grants of Discretionary Stock Options to Outside Directors pursuant to
Section 5.2, subject to the provisions of Section 6, and to amend such awards.

     3.4 All determinations made by the Committee or the Board pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and Plan participants.

     3.5 The Committee may from time to time delegate to one or more officers of the Company any or all of its authorities granted hereunder except with respect to awards granted to persons subject to Section 16 of the Securities
Exchange Act of 1934. The Committee shall specify the maximum number of shares that the officer or officers to whom such authority is delegated may award.

SECTION 4.          Stock Subject to Plan

     4.1 The total number of shares of Stock which may be issued under the Plan shall be 460,000 (after the two-for-one stock split and subject to adjustment as provided below). Such shares may consist of authorized but unissued shares or treasury shares. The payment of any award in cash shall not count against this share limit.

     4.2       To the extent a Stock Option terminates
without having been exercised, or an award terminates without the holder having received payment of the award, or shares awarded are forfeited, the shares subject to such award shall again be available for distribution in connection with awards under the Plan. Shares of Stock equal in number to the shares surrendered in payment of the option price, and shares of Stock which are withheld in order to satisfy federal, state or local tax liability, shall not count against the above limit, and shall again be available for distribution in connection with awards under the Plan.

     4.3 No employee shall be granted Stock Options, Restricted Stock, and/or Bonus Stock, or any combination of the foregoing with respect to more than 200,000 shares of Stock in any fiscal year and no employee shall be granted more than 200,000 Dividend Equivalent Units in any fiscal year (in each case, subject to adjustment as provided in Section
4.4).

     4.4 In the event of any merger, reorganization, consolidation, sale of substantially all assets, recapitalization, Stock dividend, Stock split, spin-off, split-up, split-off, distribution of assets or other change in corporate structure affecting the Stock, a substitution or adjustment, as may be determined to be appropriate by the Committee in its sole discretion, shall be made in the aggregate number of shares reserved for issuance under the Plan, the number of shares and Dividend Equivalent Units as to which awards may be granted to any individual in any fiscal year, the number of shares or Dividend Equivalent units subject to outstanding awards and the amounts to be paid by award holders or the Company, as the case may be, with respect to outstanding awards; provided, however, that no such adjustment shall increase the aggregate value of any outstanding award. In the event any change described in this Section 4.4 occurs and an adjustment is made in the outstanding Stock Options held by employees, a similar adjustment shall be made in the number and terms of Stock Options held by Outside Directors.

SECTION 5.          Eligibility

     5.1       Employees of the Company or a Related
Company, including employees who are officers and/or directors of the Company, are eligible to be granted awards under the Plan, other than under Section 5.2. Except as provided in Section 5.2, Outside Directors are not eligible to be granted awards under the Plan. The employee participants under the Plan shall be selected from time to time by the Committee, in its sole discretion, from among those eligible.

     5.2       The Board, in its discretion, may grant
discretionary Stock Options to one or more Outside
Directors, subject to the provisions of Section 6.  Stock
Options granted under this Section 5.2 shall be referred to as "Discretionary Stock Options." For purposes of the Plan the term "Outside Director" shall mean any director of the Company other than one who is an employee of the Company or a Related Company.

SECTION 6.          Stock Options

     6.1 The Stock Options awarded to employees under the Plan may be of two types: (i) Incentive Stock Options within the meaning of Section 422 of the Internal Revenue
Code or any successor provision thereto; and (ii)
Non-Qualified Stock Options.  To the extent that any Stock
Option does not qualify as an Incentive Stock Option, it shall constitute a Non-Qualified Stock Option. All Stock
Options awarded to Outside Directors shall be Non-Qualified
Stock Options.

     6.2 Subject to the following provisions, Stock Options awarded to employees under the Plan by the Committee and Discretionary Stock Options awarded to Outside Directors by the Board shall be in such form and shall have such terms and conditions as the Committee or Board, as the case may be, may determine (the Committee or the Board, as the case may be, hereafter referred to as the "Granting Authority").

               (a) Option Price. The option price per share of Stock purchasable under a Stock Option shall be determined by the Granting Authority, and may not be less than the fair market value of the Stock on the date of the award of the Stock Option.

               (b)       Option Term.  The term of each
Stock Option shall be fixed by the Granting Authority.

               (c)       Exercisability.  Stock Options
shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Granting Authority. The Granting Authority may waive such exercise provisions or accelerate the exercisability of the Stock Option at any time in whole or in part.

               (d)       Method of Exercise.  Stock Options
may be exercised in whole or in part at any time during the option period by giving written notice of exercise to the Company specifying the number of shares to be purchased, accompanied by payment of the purchase price. Payment of the purchase price shall be made in such manner as the Granting Authority may provide in the award, which may include cash (including cash equivalents), delivery of shares of Stock already owned by the optionee or subject to awards hereunder, "cashless exercise," any other manner permitted by law determined by the Granting Authority, or any combination of the foregoing. If the Granting Authority determines that a Stock Option may be exercised using shares of Restricted Stock, then unless the Granting Authority provides otherwise, the shares received upon the exercise of a Stock Option which are paid for using Restricted Stock shall be restricted in accordance with the original terms of the Restricted Stock award.

               (e)       No Shareowner Rights.  An optionee
shall have neither rights to dividends or other rights of a shareowner with respect to shares subject to a Stock Option until the optionee has given written notice of exercise and has paid for such shares.

               (f)       Surrender Rights.  The Granting
Authority may provide that options may be surrendered for cash upon any terms and conditions set by the Granting
Authority.

               (g)       Non-transferability.  Unless
otherwise provided by the Granting Authority, (i) Stock Options shall not be transferable by the optionee other than by will or by the laws of descent and distribution, and (ii) during the optionee's lifetime, all Stock Options shall be exercisable only by the optionee or by his or her guardian or legal representative.

               (h)       Termination of Employment.
Following the termination of an optionee's employment with the Company or a Related Company, the Stock Option shall be exercisable to the extent determined by the Granting Authority. The Granting Authority may provide different post-termination exercise provisions with respect to termination of employment for different reasons. The Granting Authority may provide that, notwithstanding the option term fixed pursuant to Section 6.2(b), a Stock Option which is outstanding on the date of an optionee's death shall remain outstanding for an additional period after the date of such death.

     6.3       Notwithstanding the provisions of Section
6.2, no Incentive Stock Option shall (i) have an option price which is less than 100% of the fair market value of the Stock on the date of the award of the Incentive Stock
Option, (ii) be exercisable more than ten years after the date such Incentive Stock Option is awarded, or (iii) be awarded more than ten years after the effective date of the Plan specified in Section 14. No Incentive Stock Option granted to an employee who owns more than 10% of the total combined voting power of all classes of stock ofthe Company or any of its parent or subsidiary corporations, as defined in Section 424 of the Code, shall (A) have an option price which is less than 110% of the fair market value of the Stock on the date of award of the Incentive Stock Option or
(B) be exercisable more than five years after the date such Incentive Stock Option is awarded.

SECTION 7.          Restricted Stock

     Subject to the following provisions, all awards of Restricted Stock to employees shall be in such form and shall have such terms and conditions as the Committee may determine:

               (a)       The Restricted Stock award shall
specify the number of shares of Restricted Stock to be awarded, the price, if any, to be paid by the recipient of the Restricted Stock and the date or dates on which, or the conditions upon the satisfaction of which, the Restricted Stock will vest. The grant and/or the vesting of Restricted Stock may be conditioned upon the completion of a specified period of service with the Company or a Related Company, upon the attainment of specified Performance Objectives or upon such other criteria as the Committee may determine.

               (b) Stock certificates representing the Restricted Stock awarded to an employee shall be registered in the employee's name, but the Committee may direct that such certificates be held by the Company on behalf of the employee. Except as may be permitted by the Committee, no share of Restricted Stock may be sold, transferred, assigned, pledged or otherwise encumbered by the employee until such share has vested in accordance with the terms of the Restricted Stock award. At the time Restricted Stock vests, a certificate for such vested shares shall be delivered to the employee (or his or her designated beneficiary in the event of death), free of all restrictions.

               (c)       The Committee may provide that the
employee shall have the right to vote or receive dividends on Restricted Stock. Unless the Committee provides otherwise, Stock received as a dividend on, or in connection with a stock split of, Restricted Stock shall be subject to the same restrictions as the Restricted Stock.

               (d)       Except as may be provided by the
Committee, in the event of an employee's termination of employment before all of his or her Restricted Stock has vested, or in the event any conditions to the vesting of Restricted Stock have not been satisfied prior to any deadline for the satisfaction of such conditions set forth in the award, the shares of Restricted Stock which have not vested shall be forfeited, and the Committee may provide that (i) any purchase price paid by the employee shall be returned to the employee or (ii) if lower, a cash payment equal to the Restricted Stock's fair market value on the date of forfeiture shall be paid to the employee.

               (e)       The Committee may waive, in whole
or in part, any or all of the conditions to receipt of, or restrictions with respect to, any or all of the employee's Restricted Stock.

SECTION 8.          Bonus Stock

     The Committee may award Bonus stock to an eligible employee subject to such terms and conditions as the Committee shall determine. The grant of Bonus Stock may be conditioned upon the attainment of specified Performance Objectives or upon such other criteria as the Committee may determine. The Committee may waive such conditions in whole or in part. Unless otherwise specified by the Committee, no money shall be paid by the recipient for the Bonus Stock. Alternatively, the Committee may offer eligible employees the opportunity to purchase Bonus Stock at a discount from its fair market value. The Bonus Stock award shall be satisfied by the delivery of the designated number of shares of Stock which are not subject to restriction.

SECTION 9.          Dividend Equivalent Units

     Subject to the following provisions, all awards of Dividend Units to employees shall be in such form and shall have such terms and conditions as the Committee may determine:

               (a)       The Dividend Equivalent Unit award
shall specify the number of Dividend Equivalent Units ("Units") to be awarded. Each Unit shall be credited with additional Units with respect to each cash dividend paid on outstanding shares of Stock, as follows. The number of additional Units to be credited with respect to the award shall be the aggregate number derived by (1) multiplying the declared dividend rate per share of Stock by the number of Units held by the awardee with respect to that award as of the dividend record date for such dividend (including Units credited to such award on account of previous dividend payments), and (2) dividing the resulting figure by the Market Price (as defined below) of a share of Stock on the dividend payment date. The number of Units shall be calculated to the nearest 0.001 of a Unit. For purposes of
Section 9 of the Plan, the term "Market Price" shall mean the average of the high and low quoted selling price of the Stock, on the principal exchange on which the Stock is listed, on the date in question, or, if no such sale of Stock occurs on such day, the average of the high and low prices on the nearest trading date before such date.

               (b)       Upon settlement of the award, the
awardee shall receive an amount equal to (1) the number of Units then credited to his/her award reduced by the number of Units initially awarded, multiplied by (2) the Market Price of a share of Stock on the settlement date. Such amount shall be paid in cash, Stock, or a combination thereof, as determined by the Committee. All Units granted to an employee in a particular award shall be settled at the same time.

               (c)       The Committee may specify the
settlement date for any award of Units, or may permit the awardee to elect a settlement date within a period specified by the Committee. The Committee may condition the grant and/or settlement of an award of Dividend Equivalent Units upon the completion of a specified period of service with the Company or a Related Company, upon the attainment of specified Performance Objectives or upon such other criteria as the Committee may determine; and the Committee, in its discretion, may waive any such conditions.

SECTION 10.         Tax Withholding

     10.1 Each employee shall, no later than the date as of which the value of an award first becomes includible in such person's gross income for applicable tax purposes, pay to the Company, or make arrangements satisfactory to the Committee regarding payment of, any federal, state, local or other taxes of any kind required by law to be withheld with respect to the award. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company (and, where applicable, any Related Company), shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the employee.
     10.2 To the extent permitted by the Committee, and subject to such terms and conditions as the Committee may provide, an employee may elect to have the withholding tax obligation, or any additional tax obligation with respect to any awards hereunder, satisfied by (i)having the Company withhold shares of Stock otherwise deliverable to such person with respect to the award or (ii) delivering to the Company shares of unrestricted Stock. Alternatively, the Committee may require that a portion of the shares of Stock otherwise deliverable be applied to satisfy the withholding tax obligations with respect to the award.

SECTION 11.         Amendments and Termination

     The Board may discontinue the Plan at any time and may amend it from time to time. No amendment or discontinuation of the Plan shall adversely affect any award previously granted without the award holder's written consent. Amendments may be made without shareowner approval except as required to satisfy Rule 16b-3 under the Securities Exchange Act of 1934 (or any successor rule), or other stock exchange or regulatory requirements.

SECTION 12.         Change of Control

     12.1 In the event of a Change of Control, unless otherwise determined by the Committee at the time of grant or by amendment (with the holder's consent) of such grant:

               (a)       all outstanding Stock Options
awarded under the Plan shall become fully exercisable and vested;

               (b)       the restrictions applicable to any
outstanding Restricted Stock or Bonus Stock
     awards under the Plan shall lapse and such shares and awards shall be deemed fully vested; and

               (c)       to the extent the cash payment of
any award or the settlement of a Dividend Equivalent Unit is based on the fair market value of Stock, such fair market value shall be the Change of Control Price.

     12.2 A "Change of Control" shall be deemed to occur on:

               (a)       the date that any person or group
deemed a person under Sections 3(a)(9) and 13(d)(3) of the Securities Exchange Act of 1934 (the "Exchange Act") other than the Company and its subsidiaries as determined prior to that date, in a transaction or series of transactions has become the beneficial owner, directly or indirectly (with beneficial ownership determined as provided in Rule 13d-3, or any successor rule, under the Exchange Act) of 20% or more of the outstanding securities of the Company having the right under ordinary circumstances to vote at an election of the Board;

               (b) the date on which one-third or more of the members of the Board shall consist of persons other than Current Directors (for these purposes, a "Current Director" shall mean any member of the Board as of the effective date of the Plan and any successor of a Current Director whose nomination or election has been approved by a majority of the Current Directors then on the Board); or

               (c)       the date of approval by the
shareowners of the Company of an agreement providing for the merger or consolidation of the Company with another corporation where (i) the shareowners of the Company, immediately prior to the merger or consolidation, would not beneficially own, immediately after the merger or consolidation, shares entitling such shareowners to 50% or more of all votes (without consideration of the rights of any class of stock to elect directors by a separate class vote) to which all shareowners of the corporation issuing cash or securities in the merger or consolidation would be entitled in the election of directors, or (ii) where the members of the Board, immediately prior to the merger or consolidation, would not, immediately after the merger or consolidation, constitute a majority of the board of directors of the corporation issuing cash or securities in the merger; or

               (d)       the date of approval by the
shareowners of the Company of the sale or other disposition of all or substantially all of the assets of the Company.

     12.3 "Change of Control Price" means the highest price per share of Stock paid in any transaction reported on any national securities exchange where the Stock is traded, or paid or offered in any transaction related to a Change of Control, at any time during the 90-day period ending with the Change of Control.

SECTION 13.         General Provisions

     13.1 Each award under the Plan shall be subject to the requirement that, if at any time the Committee shall determine that (i) the listing, registration or qualification of the Stock subject or related thereto upon any securities exchange or under any state or federal law, or (ii) the consent or approval of any government regulatory body, or (iii) an agreement by the recipient of an award with respect to the disposition of Stock is necessary or desirable (in connection with any requirement or interpretation of any federal or state securities law, rule or regulation) as a condition of, or in connection with, the granting of such award or the issuance, purchase or delivery of Stock thereunder, such award shall not be granted or exercised, in whole or in part, unless such listing, registration, qualification, consent, approval or agreement shall have been effected or obtained free of any conditions not acceptable to the Committee.

     13.2 Nothing set forth in this Plan shall prevent the Board from adopting other or additional compensation arrangements. Neither the adoption of the Plan nor any award hereunder shall confer upon any employee of the Company, or of a Related Company, any right to continued employment, and no award to any Outside Director shall confer upon such Outside Director any right to continued service as a director.

     13.3 Determinations by the Board or the Committee under the Plan relating to the form, amount, and terms and conditions of awards need not be uniform, and may be made selectively among persons who receive or are eligible to receive awards under the Plan, whether or not such persons are similarly situated.

     13.4 No member of the Board or the Committee, nor any officer or employee of the Company acting on behalf of the Board or the Committee, shall be personally liable for any action, determination or interpretation taken or made with respect to the Plan, and all members of the Board or the Committee and all officers or employees of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

SECTION 14.         Effective Date of Plan

     The Plan shall be effective on May 14, 1997, subject to approval by the Company's shareowners at the 1997 Annual
Meeting of Shareowners.









___________________________________
_____________________________________






            Notice of                  [LOGO]

            Annual Meeting

            of Shareowners

           on May 14, 1997

           and

            Proxy Statement






___________________________________
_____________________________________


[PROXY]

                PENNSYLVANIA ENTERPRISES, INC.

      Solicited by the Board of Directors of the Company

                      Shareowner's Proxy


   The undersigned hereby appoints John F. Kell, Jr., Joseph
F. Perugino, and Thomas J. Ward, or any one or more of them, each with full power of substitution, the proxy or proxies of the undersigned to vote the shares of Common Stock of Pennsylvania Enterprises, Inc. which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareowners of Pennsylvania Enterprises, Inc. to be held on May 14, 1997, at the Montage Mountain Ski Resort, 1000 Montage Mountain Road, Scranton, Pennsylvania, at 10:00 a.m., and at any and all adjournments or postponements thereof.

         THIS PROXY IS CONTINUED ON THE REVERSE SIDE

     PLEASE SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY












                PENNSYLVANIA ENTERPRISES, INC.

                Annual Meeting of Shareowners

                   Wednesday, May 14, 1997

                         10:00 A. M.



                 Montage Mountain Ski Resort
                  1000 Montage Mountain Road

The shares represented by this proxy, which revokes all prior proxies, will be voted as directed by the shareowner.
If no direction is given, such shares will be voted "FOR ALL
NOMINEES" in Item 1 and "FOR" Item 2.



                             Please mark
                    / x /    your votes as
                             indicated in
                             this example




The Board of Directors Recommends a Vote "FOR all nominees" in Item 1.

Item 1 - Election of the following nominees as Directors:
Kenneth L. Pollock, William D. Davis, Thomas F. Karam,
Robert J. Keating, James A. Ross, John D. McCarthy, Ronald
W. Simms, Kenneth M. Pollock, Paul R. Freeman, John D.
McCarthy, Jr., and Richard A. Rose, Jr.

       FOR all nominees listed
       above (except as marked      Withhold authority to
       to the contrary on the       vote for all nominees
       line provided below)         listed above

            /  /                          /  /

To withhold authority to vote for any individual nominee(s), write the nominee(s)' name(s) below

________________________________________________

Item 2 - Proposal to approve the Stock Incentive Plan

           FOR            AGAINST            ABSTAIN

          /  /             /  /                /  /

Item 3 - In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the meeting.


If you plan to attend the Annual Meeting,
please check this box in order to receive
an admission ticket                 /  /


Signature ___________________ Signature ___________________
Date ________


Please mark, date and sign your name exactly as it appears above and return promptly in the enclosed envelope. For joint accounts, each joint owner should sign. When signing as an attorney, executor, administrator, trustee, guardian, or other officer of a corporation, please give your full title as such. If stock is owned by a partnership or corporation, please indicate your capacity in signing the proxy.

Directions to the Montage Mountain Ski Resort, Scranton,
Pennsylvania

From New York and Northern New Jersey:  Take I-80 West into
Pennsylvania to I-380, proceed on I-380 North to I-81.  Take
I-81 South to Exit 51 (Montage Mountain Road) and follow signs.

From Philadelphia and Southeastern Pennsylvania:  Take the
Northeast Extension of the Pennsylvania Turnpike to Exit 37
(I-81 North).  Follow I-81 North to Exit 51 (Montage
Mountain Road) and follow signs.

From Western Pennsylvania and the Harrisburg Area:  Take
I-81 North to Exit 51 (Montage Mountain Road) and follow signs.

From Baltimore and Washington, DC:  Take I-83 North to I-81.
Take I-81 North to Exit 51 (Montage Mountain Road) and follow signs.


[LETTER]







   March 31, 1997






   Dear 401(k) Plan Participant:

       As you know, shares of common stock of Pennsylvania Enterprises, Inc. (PEI) are added to your individual Employees' Savings Plan (401(k)) account through your contributions, matching contributions by the Company, and/or the reinvestment of dividends on stock held in your account. The total investments in your 401(k) account will be an important part of your retirement package.

       Because you are the owner of the shares of common stock of PEI held in your 401(k) account, you are entitled to vote those shares by proxy at the Annual Meeting of Shareowners.

       Therefore, enclosed is a 1996 Annual Report to Shareowners, a Notice of Annual Meeting, Proxy Statement, and your shareowner's proxy card for the shares of common stock held in your 401(k) account. I would appreciate your signing, dating, and returning your proxy card as soon as possible by mailing it in the enclosed envelope, to Retirement & Investment Services, PNC Bank, P. O. Box 937,
Scranton, PA  18540-9951, Attention: Employee Benefit
Department.

       Your vote is important. Whether or not you expect to attend the Annual Meeting, please complete your proxy card and return it as indicated.

       Thank you for your cooperation.





                            /s/ Thomas F. Karam
                                Thomas F. Karam
                      President and Chief Executive Officer

   jmm

   Enclosures


[REMINDER LETTER]


April 11, 1997

       On March 26, 1997, a Notice of Annual Meeting of
Shareowners of Pennsylvania Enterprises, Inc. (PEI) to be held on May 14, 1997, was sent to every common shareowner of record on March 18, 1997.

       A large number of active employees are registered shareowners of PEI, and if you are one of them, we ask that if you have not already done so, that you give this matter your prompt attention by sending your proxy card in the postage-free envelope provided, addressed to ChaseMellon
Shareholder Services, New York.

       Also, if you received a proxy card for the Employees'
Savings Plan (401(k)) stock held in your name by the Trustee, we would also appreciate your sending that card to the Trustee, PNC Bank.

                              THOMAS J. WARD
                              Vice President,
Administrative Services, and Secretary